UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2024

Presto Automation Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39830	84-2968594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

985 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 817-9012

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PRST	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock	PRSTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 22, 2024, Presto Automation Inc. (the “Company”) and its wholly owned subsidiary Presto Automation LLC, entered into a Forbearance Agreement and Fourth Amendment to Credit Agreement (the “Forbearance Agreement”) with Metropolitan Partners Group Administration, LLC (the “Agent”), as administrative agent on behalf of the lenders (the “Lenders”) party to the Credit Agreement, dated September 21, 2022 (the “Credit Agreement”), as subsequently amended, and certain significant stockholders of the Company. The Forbearance Agreement provides that the Lenders will not exercise remedies pursuant to the events of default set forth below in Item 8.01 under “Cash Collateral Account” and the potential event of default due to the Company failing to appoint a new Chief Financial Officer reasonably acceptable to the Agent within 90 days of the prior Chief Financial Officer’s resignation (the “Forbearance Defaults”), subject to the agreements and conditions set out below.

Forbearance Date and Related Terms

If the Company raises gross cash proceeds of at least $6 million by January 29, 2024 in a Capital Raise (as defined herein), the forbearance date will be February 29, 2024 (the “First Forbearance”) and the following additional terms shall apply:

•	the interest rate under the Credit Agreement shall be reduced from 15% to 8% through December 31, 2024;

•	the Company shall issue warrants with an exercise price of $0.01 per share with such warrants having an initial value equal to the amount of interest that would accrue on the outstanding loan under the Credit Agreement through December 31, 2024 at a rate of 4% per annum;

•	the Company shall be permitted to pay interest under the Credit Agreement “in kind” (“PIK Interest”) through June 30, 2024;

•	the Company shall pay the Agent a $250,000 fee in consideration for the Agent entering into the Forbearance Agreement; and

•	payment of the monitoring fee for the period ending March 31, 2024 shall be deferred until June 30, 2024.

If the Company raises gross cash proceeds of $12 million by February 29, 2024 in a Capital Raise, the forbearance date will be extended to September 30, 2024 (the “Second Forbearance”) and the following additional terms shall apply:

•	the Lenders will advance an additional $3 million under the Credit Agreement;

•	the Company shall be permitted to pay interest under the Credit Agreement via PIK through September 30, 2024; and

•	payment of the monitoring fee for the periods ending March 31, 2024 and June 30, 2024 shall be deferred until September 30, 2024.

If the Company raises gross cash proceeds at least $18 million by June 30, 2024 in a Capital Raise, the forbearance date remains September 30, 2024 (the “Third Forbearance”), and the following additional terms shall apply:

•	the maturity of the loan under the Credit Agreement will be extended from March 31, 2025 to September 30, 2025;

•	the Lenders shall have the option to convert $5 million of the loan balance under the Credit Agreement into warrants with an exercise price of $0.01 per share;

•	the Lenders will invest $3 million in the same security as was sold in the Capital Raise associated with the Third Forbearance;

•	the interest rate under the Credit Agreement shall remain at 8% through December 31, 2024 and, thereafter, shall be 14% (of which 7% shall be payable in cash and 7% via PIK Interest);

•	the Company shall be permitted to pay interest under the Credit Agreement via PIK Interest through December 31, 2024; and

•	payment of the monitoring fee for the periods ending March 31, 2024, June 30, 2024 and September 30, 2024 shall be deferred until December 31, 2024 and the Lenders shall have the option to convert the accrued monitoring fee into warrants with an exercise price of $0.01 per share.

Each of the First Forbearance, the Second Forbearance and the Third Forbearance is referred to as a “Forbearance.”

A “Capital Raise” means the sale of new equity interests of the Company or the issue of a convertible subordinated note with specified terms and conditions and that is reasonably satisfactory to the Agent. The Capital Raise associated with the Third Forbearance can be achieved in whole or in part by means of the settlement with or direct payment to the Company of proceeds from the judgment against XAC Automation described below in Item 8.01 under “XAC Judgment”.

In connection with each Forbearance, the Lenders have agreed to waive the anti-dilution protection that they received pursuant to the Amended and Restated Warrants to Purchase Common Stock, each dated as of November 21, 2023 (the “Penny Warrants”), solely with respect to the Capital Raise, conditioned on (i) the entities affiliated with Cleveland Avenue waiving the anti-dilution protection set forth in Section 4.11 of that certain Securities Purchase Agreement, dated October 10, 2023, solely with respect to the Capital Raise, and (ii) each of the purchasers in our capital raise completed on November 21, 2023 waiving the anti-dilution protection that each of the was afforded in connection with their investments in our securities solely with respect to the Capital Raise. In addition, in connection with the Third Forbearance, all other holders of equity interests in the Company are required to waive anti-dilution protection with respect to the Capital Raise.

The Forbearance will terminate upon the following dates: (a) January 29, 2024 (or, with respect to the Second Forbearance and the Third Forbearance, the date set forth above); (b) the date on which the Company or any other party to the Credit Agreement (each, a “Loan Party”) commences, or threatens in writing to commence, any litigation against the Agent or any Lender; (c) the date on which any Loan Party takes any action inconsistent with the Agent’s or any Lender’s interests in the Collateral; (d) the commencement of any insolvency proceeding by or against any Loan Party; (e) any amendment to the Loan Parties’ certificate of incorporation, bylaws or other operating documents, or the Company entering into any stockholders agreement or other operating document, which in any way amends or alters (A) the composition of the Company’s board of directors including providing any stockholder or other person with any right to designate a director, (B) the relative voting rights of members of the board of directors or stockholders, or (C) the terms of the Loan Parties’ governance, or (f) the occurrence or existence of any default or event of default under the Forbearance Agreement or under any loan document, or any event or circumstance which, with notice or the passage of time, shall become an event of default, other than the Forbearance Defaults.

As a condition to continued Forbearance, the Company is required to deliver to the Agent no later than two business days prior to the issuance of securities in connection with each Forbearance written notice (in form and substance acceptable to the Agent) (1) setting forth (i) the terms of such issuance, (ii) the date of closing of such issuance, and (iii) the aggregate gross and net cash proceeds of such issuance, and (2) attaching copies of all substantially final documentation in connection with such issuance. Each Forbearance is subject to appropriate documentation acceptable to the Agent and the Lenders.

Effectiveness of the Forbearance Agreement is conditioned, among other things, on receipt by the Agent of an updated 13-week cashflow forecast (the “Cashflow Forecast”).

The Company is required to pay the fees and expenses of the Agent, the Lenders and their counsel. Such payment will be made initially in connection with the Capital Raise associated with the First Forbearance and the obligation to make such payments continues thereafter.

Financial Provisions

The Credit Agreement is amended (a) to require the Company not to permit the amount of accounts payable more than 60 days past due accounts to exceed $1 million, and (b) to require that the “Minimum Unrestricted Cash Amount” is $1 million from January 30, 2024 through February 28, 2024 and $2.5 million from and after February 29, 2024.

Governance Provisions

Metropolitan’s obligations under the Forbearance Agreement are contingent on the Company having appointed an independent member of the board of directors of the Company (the “Board”), whose independence is acceptable to the Agent in its sole discretion

In addition, the Credit Agreement is amended such that it is an event of default if the Company’s chief executive officer resigns, is terminated, has his/her/their duties materially reduced, changes positions or otherwise fails to serve in the role and perform the duties of chief executive officer and such chief executive officer is not replaced with a chief restructuring officer or person with significant restructuring, turnaround and insolvency experience reasonably acceptable to the Agent within 10 business days thereafter.

Development of Strategic Plan

The Company is required to maintain a committee of independent directors to work with the Lenders on the development of a strategic plan to address the Company’s obligations under the Credit Agreement in the event that the Company is unable to raise the capital necessary to achieve each Forbearance (the “Strategic Plan”), including the engagement of specified advisors with a view to identifying alternate financing sources. In connection with the implementation of the Strategic Plan, among other things, the Company agrees to furnish such information to the Lenders as they reasonably request and make reasonably available its directors, officers, employees and advisors. The Agent, the Lenders and the Company agree to explore both the Strategic Plan and a potential investment by the Agent and the Lenders to bridge the Company’s liquidity needs in contemplation of implementing the Strategic Plan; provided, however, that the Agent and Lenders make no commitment to provide such an investment.

Reporting Obligations

The Credit Agreement is amended to provide that the Company shall deliver to the Agent (i) by no later than Friday each week, a report in form and detail reasonably acceptable to the Agent setting out key financial information and key performance metrics of the Company, and (ii) by no later than Monday each week an updated Cashflow Forecast for the upcoming 13-week period together with other specified financial information.

Release from Claims

The Company together with its past, present and future successors, assigns, managers, members, officers, directors, agents, employees, professionals and other representatives (in their capacities as such and not in any other capacity), and entities affiliated with Remus Capital and Presto CA LLC (an affiliate of Cleveland Avenue, LLC) together with their respective past, present and future successors, assigns released the Agent and the Lenders from any claims related to the Forbearance Agreement, the Credit Agreement and any loan documents.

Item 8.01 Other Events

Liquidity Update

On November 17, 2023, the Company disclosed that its previous capital raise would provide it with sufficient liquidity to sustain its operations through approximately the end of January 2024. As of the date hereof, absent an additional capital raise, the Company will not have sufficient liquidity to sustain its operations beyond the end of January 2024. The Company is currently exploring alternatives and in discussions with potential investors to raise capital.

Cash Collateral Account

On January 11, 2024, the Company became aware that the Agent had delivered an activation notice (the “Activation Notice”) to the bank (the “Bank”) with which the Company had deposited $10.0 million of the proceeds of the loan (the “Loan”) under the Credit Agreement as “restricted cash”. The Company was not permitted to use or access these funds which served as collateral for the Loan. Pursuant to the Activation Notice, the Bank wired the funds in the Account to an account designated by the Agent. The funds were applied to reduce the outstanding Loan balance which, following such reduction, as of the date hereof totaled $51.7 million in principal amount plus accrued interest, fees, costs, expenses and other charges.

The exercise of remedies by the Agent followed the delivery to the Company of two notices of default which also noted that the Agent and the Lenders were not accelerating indebtedness under the Credit Agreement at such time, but reserved the right to exercise all remedies in the future. These notices were as follows:

•	On January 4, 2024, the Agent notified the Company that it determined that an event of default occurred and was continuing under the Credit Agreement because, among other things, the Company had failed to deliver an approved plan for the winding down of its “Touch Business”.

•	On January 8, 2024, the Agent notified the Company that it determined that an event of default occurred and was continuing under the Credit Agreement because the Company had failed to pay the monitoring fee that was due on January 2, 2024.

XAC Judgment

In a decision rendered on January 16, 2024 by the Singapore Court of Appeal, the Company obtained a favorable verdict in the final hearing regarding its case against XAC Automation Corp (5490.TWO) (“XAC”). The Court dismissed XAC’s appeal and upheld the award of $11.1 million previously made to the Company adding an additional SGD 50,000 (approximately $32,000) award for costs associated with the appeal. XAC has no further recourse to set aside the award and the Company is able to seek to enforce the award against XAC in Taiwan, the country of XAC’s domicile, going forward. The Company intends to pursue full collection of this award from XAC in Taiwan, which involves domesticating the award there and may take between several months to more than a year. Pursuant to the Credit Agreement, the Company can dispose of its interest in the XAC judgment to a third party only with the consent of the Agent not to be unreasonably withheld.

Touch Business Term Sheet

On January 17, 2024, the Company entered into a non-binding memorandum of understanding (“MoU”) with respect to the formation of a new company (the “Joint Venture”) for the purposes of the creation of and joint investment (the “Transaction”) in the business-to-business tablet touchscreen and tabletop ordering and restaurant services platform business currently owned by the Company (the “Touch Business”). Following the closing of the Transaction, the Company will cease its own operations of the Touch Business and will not be responsible for ongoing costs with respect to the Touch Business. It is envisaged that the Company will enter into a transition services agreement with the Joint Venture for a limited period with respect to certain services.

The MoU specifies that the Company will own 40% of the Joint Venture. I2BF and Remus Capital, or their affiliates, as well as other parties (collectively, the “Investors”) will hold 25% following an investment in the Joint Venture, and Joint Venture management and Krishna Gupta, the Joint Venture’s proposed Chairman, will hold 35%. It is envisaged that the Joint Venture will be led by Steve Herbert. Mr. Herbert worked for 23 years and USA Technologies Inc., ultimately serving as its CEO from 2011 through 2019. I2BF and Remus Capital are both greater than 5% shareholders of the Company and have appointed board representatives pursuant to contractual nominating rights with the Company.

Following its initial capitalization, the Joint Venture will need additional capital to fund its operations. The Company will have a right of first refusal to participate in future capital raises by the Joint Venture, although the Company currently expects to retain any cash resources to fund its own operations. The Company will benefit from customary minority protections to be determined.

The board of directors of Joint Venture will consist of five members, two of whom will be appointed by the Investors, one by the Company, one of whom will be the CEO of the Joint Venture and one of whom will be Krishna Gupta (who shall serve as Chairman).

The Board has formed a Transaction Committee consisting of Ed Scheetz and Gail Zauder, both disinterested directors, who led the negotiations of the MoU. The Transaction Committee has the authority to engage advisors and to review, consider and approve the Transaction if it considers it to be fair and in the best interests of the Company. The Transaction is ultimately expected to result in a reduction in monthly expenses of the Company of approximately $0.3 million to $0.7 million (partially offset initially by one-time expenses).

The Board has considered strategic alternatives for the Touch Business given its desire to focus on the Company’s Voice AI product line and, in addition, pursuant to the Credit Agreement, the Company is required to present a strategic wind-down plan for the Touch Business (a “Touch Business Plan”) to the Agent. The Transaction is intended to constitute a Touch Business Plan within the meaning of such term within the Credit Agreement. As such, it remains subject to the reasonable approval of the Agent pursuant to the terms of the Credit Agreement. In addition to such approval, the Transaction is subject to such requirements under Delaware law as are applicable to the Company and the Board/Transaction Committee.

The definitive terms of the Joint Venture remain to be negotiated and there can be no assurance that the Joint Venture will conform to the terms described herein. In addition, the parties may be unable to reach agreement on key remaining points and tax, accounting or other considerations that may impact or prevent the completion of the Transaction.

Business Update

The Company is continuing its commercial rollout of its Voice AI technology. As of January 17, 2024, the Company’s Voice AI technology has been installed in 122 restaurant locations (e.g., locations other than the 347 Checkers locations which are powered by Hi Auto’s solution). Of these 122 stores, 44 stores are using the most advanced version of the Company’s Voice AI technology and on average approximately 30% of orders taken at those locations do not require human intervention to complete the order. As previously disclosed, in these locations, human supervision still ensures that the Voice AI is accurately entering the order and is immediately ready to review, validate and correct orders if necessary. The percentage of orders that on average do not require human intervention may fluctuate over time as the Company continues the roll out of its technology. As of January 16, 2024, the Company had contracts for the installation of its Voice AI technology at an additional 184 restaurant locations.

Forward Looking Statements

This Current Report on Form 8-K (the “Form 8-K”) contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this Form 8-K, regarding the Company’s strategy, future operations, prospects, plans and objectives of management, are forward-looking statements. When used in this Form 8-K, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “initiatives,” “continue,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The forward-looking statements speak only as of the date of this Form 8-K or as of the date they are made. The Company cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. In addition, the Company cautions you that the forward-looking statements contained in this Form 8-K are subject to risks and uncertainties, including but not limited to, the Company’s ability to secure additional capital resources, receipt of approval from the Agent with respect to the Joint Venture, negotiating definitive agreements to establish the Joint Venture, enforcement of the judgment against XAC, and those additional risks and uncertainties discussed under the heading “Risk Factors” in the Form 10-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 11, 2023 and the other documents filed, or to be filed, by the Company with the SEC. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the reports that the Company has filed and will file from time to time with the SEC. These SEC filings are available publicly on the SEC’s website at www.sec.gov. Should one or more of the risks or uncertainties described in this Form 8-K materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Form 8-K.

Item 9.01. Financial Statements and Exhibits

The following exhibits are provided as part of this Report:

(d) Exhibits

Exhibit No.	Description
10.1	Forbearance Agreement and Fourth Amendment to Credit Agreement dated January 18, 2024, by and among Metropolitan Partners Group Administration, LLC, the Company and the other parties thereto
104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTO AUTOMATION INC.

By:	/s/ Susan Shinoff
	Name:	Susan Shinoff
	Title:	General Counsel and Corporate Secretary

Dated: January 22, 2024